UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2012	(November 16, 2012)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2012, the Boards of Directors of Metro Bancorp, Inc. (“Metro”) and Metro Bank (“Bank”), a wholly-owned subsidiary of Metro, appointed Steven W. Cribbs, age 35, as Vice President and Chief Risk Officer of Metro and the Bank.  Mr. Cribbs replaces Lori Calhoun who resigned in July 2012.

Mr. Cribbs joined the Bank in July 2010 as Director of Anti-Money Laundering/Bank Secrecy Act compliance where he was responsible for program development and implementation, as well as various risk management related assignments.  Prior to joining the Bank, Mr. Cribbs was Vice President at UMB Financial Corporation, Kansas City, Missouri, a diversified financial services and multi-bank holding company, where he worked on compliance, regulatory and other risk management related issues and served as the Director of the Financial Intelligence Unit from 2006 to 2010.   Mr. Cribbs also previously served as an examiner with the Federal Reserve Bank of Kansas City from 1999 to 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012
Metro Bancorp, Inc.
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(Registrant)

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer